Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in Safeguard Scientifics, Inc.’s following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-114794 and 333-171224),

(2)	Registration Statement (Form S-4 No. 333-171223), and

(3)	Registration Statements (Form S-8 Nos. 333-86777, 333-65092, 333-73284, 333-103976, 333-118046, 333-129617, 333-147174, 333-171225, 333-171226, and 333-175845);

of our report dated March 25, 2013, with respect to the financial statements of PixelOptics, Inc., included in this Annual Report (Form 10-K) of Safeguard Scientifics, Inc. for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Richmond, Virginia

March 25, 2013